UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 22, 2007

Monarch Casino & Resort, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(775) 335-4600

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2007, the Compensation Committee of the Board of Directors (the “Board”) of Monarch Casino and Resort, Inc. (“Monarch”) recommended to the Board that John Farahi, Monarch Co-Chairman of the Board and Chief Executive Officer, be awarded a cash bonus of $400,000 and that Bob Farahi, Monarch Co-Chairman of the Board, Secretary and President, be awarded a cash bonus of $150,000 for services rendered during 2006. The Board approved the recommendation. As a result, the total compensation awarded for 2006 for John Farahi and Bob Farahi as disclosed in the summary compensation table in Monarch’s Schedule 14A filed with the SEC on April 23, 2007, and proxy statement distributed to Monarch stockholders in connection with the annual meeting held on May 22, 2007, is increased to $1,452,033 for John Farahi and $655,811 for Bob Farahi.